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                                                                 EXHIBIT 10.21

                     FIRST AMENDMENT AND WAIVER AGREEMENT

  MULTI-COLOR CORPORATION, an Ohio corporation (the "Company"), PNC BANK, OHIO, NATIONAL ASSOCIATION and STAR BANK, NATIONAL ASSOCIATION (each individually, a "Lender" and collectively the "Lenders") and PNC BANK, OHIO, NATIONAL ASSOCIATION, as agent for the Lenders (the "Agent"), hereby agree as follows effective as of May 2, 1996 ("Effective Date"):

  1.  RECITALS.

      1.1 On February 23, 1996 the Company, the Lenders and the Agent entered into an Amended and Restated Credit, Reimbursement and Security Agreement which amended and fully restated a Credit, Reimbursement and Security Agreement dated as of July 15, 1994 (as amended and restated, the "Credit Agreement"). Capitalized terms used herein and not otherwise defined herein will have the meanings given such terms in the Credit Agreement.

      1.2 The Company desires to sell 60,000 shares of Series A Convertible Preferred Stock, issue 13,242 shares of Series B Preferred Stock and common stock in exchange for outstanding debt and purchase new equipment to be used at its Scottsburg, Indiana plant.

      1.3 In connection therewith the Company has requested that the Lenders waive certain provisions of the Credit Agreement and amend the Credit Agreement to permit the issuance and sale of such Stock and purchase of such Equipment, and the Lenders are willing to do so subject to and in accordance with the terms of this First Amendment and Waiver Agreement (the "First Amendment").

  2. WAIVERS. The following Sections of the Credit Agreement are hereby waived as follows:

      2.1 Compliance with Section 10.1, "DEBT," of the Credit Agreement is hereby waived for the remainder of Fiscal Year 1997 to the extent necessary to permit the Company to finance up to $2,000,000 of the purchase price of new equipment to be used in its Scottsburg, Indiana plant.

      2.2 Compliance with Section 10.3, "LIENS," of the Credit Agreement is hereby waived for the remainder of Fiscal Year 1997 to permit purchase money security interests granted to secure payment of equipment purchased in accordance with the temporary waiver given in a accordance with Section 2.1, above.
      2.3 Compliance with Section 10.15, "CAPITAL EXPENDITURES," is hereby waived for the remainder of Fiscal Year 1997 to permit expenditure of capital to acquire the new equipment for use in the Scottsburg, Indiana plant, provided that capital expenditures calculated in accordance with Section
10.15 shall in no event exceed $3,500,000 during Fiscal Year 1997.


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3.      AMENDMENT.

        3.1 Section 10.12, "DIVIDENDS," of the Credit Agreement is hereby amended to permit the Company to pay dividends on 60,000 shares of Series A Convertible Preferred Stock issued pursuant to the Preferred Stock Purchase Agreement dated May 2, 1996 between the Company and Label Venture Group LLC and 13,242 shares of Series B Convertible Preferred Stock issued pursuant to Resolutions of the Board of Directors of the Company dated May 1, 1996
(without regard to any amendments thereof) at a rate per annum not to exceed $4.25, subject to adjustment based upon stock splits, stock dividends or combinations thereof so long as at the time of making or declaring such dividends and after giving effect thereto no Default or Event of Default exists under Section 11.1, "PAYMENT," of the Credit Agreement or any other Default or Event of Default exists under the Credit Agreement and, after giving effect to any applicable grace or cure period, the Agent has not elected to accelerate and exercise the remedies granted the Lenders under the Credit Agreement. Any other issuance of preferred stock will continue to be subject to the restrictions of Section 10.12, unaffected by the foregoing amendment.

        3.2 Debt (including capitalized lease obligations) incurred as a result of financing the new equipment to be used in the Company's Scottsburg, Indiana plant and capital expenditures to acquire such equipment will be excluded in calculating the Cash Flow Coverage Ratio under Section 10.4 and the Leverage Ratio under Section 10.6 of the Credit Agreement. Capital expenditures related to the new equipment for use in the Scottsburg, Indiana plant will be excluded in calculating Excess Cash Flow.

        4. CONSENT. In accordance with Section 10.10 of the Credit Agreement, the Lenders hereby acknowledge that the conversion of Indebtedness, evidenced by Subordinated Convertible Promissory Notes dated October 3, 1995 payable to John D. Littlehale, John C. Court, Lorrence T. Kellar, James Wiggins and David H. Pease, Jr., into Series B Convertible Preferred Stock and Indebtedness in the form of deferred compensation to John C. Court into common stock of the Company, upon the terms set forth in the Resolutions of the Board of Directors of the Company, dated May 1, 1996, is satisfactory to the Lenders.

        5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. To induce the Lenders and the Agent to enter into this First Amendment, the Company represents and warrants as follows:

                5.1 The representations and warranties of the Company contained in Section 8 of the Credit Agreement are deemed to have been made again on and as of the date of execution of this First Amendment and are true and correct as of the date of the execution of this First Amendment.

                5.2 No Event of Default (as such term is defined in Section 11 of the Credit Agreement) or event or condition which with the lapse of time or giving of notice or both would constitute an Event of Default exists on the date hereof.



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          5.3  The person executing this First Amendment is a duly elected and acting officer of the Company and is duly authorized by the Board of Directors of the Company to execute and deliver this First Amendment on behalf of the Company.

     6. CLAIMS AND RELEASE OF CLAIMS BY THE COMPANY. The Company represents and warrants that the Company does not have any claims, counterclaims, setoffs, actions or causes of actions, damages or liabilities of any kind or nature whatsoever whether at law or in equity, in contract or in tort, whether now accrued or hereafter maturing (collectively, "Claims") against the Lenders or the Agent, their respective direct or indirect parent corporations or any direct or indirect affiliates of such parent corporation, or any of the foregoing's respective directors, officers, employees, agents, attorneys and legal representatives, or the successors or assigns of any of them (collectively, "Lender Parties") that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. As an inducement to the Lenders and the Agent to enter into this First Amendment, the Company on behalf of itself, and all of its successors and assigns hereby knowingly and voluntarily releases and discharges all Lender Parties from any and all Claims, whether known or unknown, that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. As used herein, the term "Prior Related Event" means any transaction, event, circumstance, action, failure to act, occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted or begun at any time prior to the Effective Date or occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of any of the terms of the Credit Agreement or any documents executed in connection with the Credit Agreement or which was related to or connected in any manner, directly or indirectly to the Notes or Letter of Credit.

     7. CONDITIONS. The Lenders' and Agent's obligations pursuant to this First Amendment are subject to the following conditions:

          7.1 The Agent shall have been furnished copies, certified by the Secretary or assistant Secretary of the Company, of resolutions of the Board of Directors of the Company authorizing the execution of this First Amendment and all other documents executed in connection herewith.

          7.2 The representations and warranties of the Company in Section 5, above, shall be true.

          7.3 The Company shall pay all expenses and attorneys fees incurred by the Lender in connection with the preparation, execution and delivery of this First Amendment and related documents.

     8.  GENERAL.

          8.1 The waivers set forth in Section 2, above, will relate only to the specific matters covered by such Sections and will extend only for the limited time period set forth therein. In no event will the Lenders and the Agent be under any obligation to provide additional waivers or enter into any amendments to the Credit Agreement with regard to those items or any other provision of the Credit Agreement.


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        8.2     Except as expressly modified herein, the Credit Agreement, as amended, is and remains in full force and effect.

        8.3 Except as specifically provided in Section 2, nothing contained herein will be construed as waiving any Default or Event of Default under the Credit Agreement or will affect or impair any right, power or remedy of the Lenders or the Agent under or with respect to the Credit Agreement, as amended, or any agreement or instrument guaranteeing, securing or otherwise relating to the Credit Agreement.

        8.4 This First Amendment will be binding upon and inure to the benefit of the Company, the Lenders and the Agent and their successors and assigns.

        8.5 All representations, warranties and covenants made by the Company herein will survive the execution and delivery of this First Amendment.

        8.6 This First Amendment will in all respects be governed and construed in accordance with the laws of the State of Ohio.

        8.7 This First Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

     Executed as of the Effective Date.

                                       MULTI-COLOR CORPORATION,
                                         as Company

                                       By:
                                          ---------------------------

                                       Print Name:
                                                   ------------------

                                       Title:
                                             ------------------------



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                                PNC BANK OHIO,
                                  NATIONAL ASSOCIATION,
                                  on its own behalf as Lender and as Agent

                                By:
                                   ----------------------------------
                                Print Name:
                                           --------------------------
                                Title:
                                      -------------------------------


                                STAR BANK,
                                  NATIONAL ASSOCIATION,
                                  as Lender


                                By:
                                   ----------------------------------
                                Print Name:
                                           --------------------------
                                Title:
                                      -------------------------------


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                         CERTIFICATE OF THE SECRETARY
                         ----------------------------

                                      OF
                                      --

                           MULTI-COLOR CORPORATION
                           -----------------------

     The undersigned, Secretary of Multi-Color Corporation ("Corporation") hereby certifies to PNC Bank, Ohio, National Association, as Agent as follows:

     1. The following Resolution was duly adopted and is a binding resolution of the Corporation:

           RESOLVED, that the Corporation enter into an amendment to the Amended and Restated Credit, Reimbursement and Security Agreement ("Credit Agreement") by and between the Corporation and PNC Bank, Ohio, National Association, as Agent and Lender and Star Bank, National Association, as Lender, dated February 23, 1996 to (i) amend and waive certain provisions of the Credit Agreement, and (ii) release any claims the Corporation may have against the Lenders or the Agent and certain other persons and/or entities, and that the President or any Vice President, or any one of them, be and they each hereby are, authorized to execute any and all documents to effect the same, which documents shall contain such terms, conditions, waivers, releases or other agreements as any one of such officers in his or her sole discretion deems appropriate.

     2. The following is a complete and accurate list of the Officers of the Corporation as of this date:

     President.......................... ______________________________

     Vice President..................... ______________________________

     Vice President..................... ______________________________

     Vice President..................... ______________________________

     Secretary.......................... ______________________________

     Chief Financial Officer............ ______________________________


                                              ______________________________
                                                   Secretary